                                                                    EXHIBIT 99.1


CONTACT
David A. Rawden
Sr. Vice President
404/687-5905


                     ALLIED HOLDINGS REPORTS FOURTH QUARTER
                            AND CALENDAR 2003 RESULTS



DECATUR, GEORGIA, FEBRUARY 17, 2004 - ALLIED HOLDINGS, INC. (AMEX:AHI) TODAY REPORTED RESULTS FOR THE FOURTH QUARTER ENDED DECEMBER 31, 2003. The Company reported income before income taxes of $3.5 million in the fourth quarter of 2003, versus income before income taxes of $2.8 million in the fourth quarter of 2002, an improvement of $0.7 million or 25 percent. In addition, the Company continued its ongoing effort to reduce debt, repaying $7.7 million of debt during the fourth quarter of 2003. The Company's total net debt repayment for calendar 2003 was $2.0 million.

Revenues for the fourth quarter of 2003 were $224.7 million compared to revenues of $232.8 million for the fourth quarter of 2002, a decrease of 3.5 percent. The Company reported a net loss of $4.3 million, or $0.51 per basic share and diluted share, in the fourth quarter of 2003, versus net income of $2.1 million, or $0.25 per basic share and $0.24 per diluted share, in the fourth quarter of 2002. Included in the Company's results for the fourth quarter of 2003 is a non-cash $6.8 million charge to provide an increase in the valuation allowance for deferred income taxes. The Company has established a full valuation allowance for net deferred tax assets because of the Company's net losses in 2003 and prior years.

Adjusted EBITDA(1) for the fourth quarter of 2003 was $21.1 million, versus $24.6 million of Adjusted EBITDA reported during the fourth quarter last year. Adjusted EBITDA is presented because management believes it provides useful information to investors regarding the Company's ability to generate cash flows that can be used to service debt and provide for capital expenditures. Adjusted EBITDA is also a component of certain financial covenants in Allied's debt agreements. A reconciliation of Adjusted EBITDA to Net Loss is provided in the financial schedules attached to this press release.

The decline in revenues in the fourth quarter of 2003 was due to a 6.4 percent decline in new vehicle deliveries, partially offset by higher revenue generated per vehicle delivered. The vehicle delivery decline in the fourth quarter primarily resulted from traffic exited by the Company in 2002 and early 2003. Adjusted EBITDA declined in the fourth quarter of 2003 mainly due to higher risk management expenses. While total risk management expense (which includes costs for worker injuries, cargo claims and traffic accidents) increased from $14.2 million in the fourth quarter of 2002 to $18.7 million in the fourth quarter of 2003, total risk management expense for calendar 2003 declined to $70.6 million, from $74.2 million in calendar 2002, a reduction of $3.6 million. That compares to a reduction of $10 million experienced in 2002 from costs of $84 million in 2001. Depreciation and amortization expense declined $3.9 million in the fourth quarter of 2003. The decline in depreciation and amortization is included in the Company's reported net income, but is excluded from Adjusted EBITDA.


(1)Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, gains and losses on disposal of assets, gain on early extinguishment of debt, foreign exchange gains and losses, investment income and losses, cumulative effect of accounting changes and other income.

Allied Holdings, Inc.
February 17, 2004



Commenting on the results, Hugh E. Sawyer, Allied's President and Chief Executive Officer, said, "I am pleased that we were able to achieve positive, improved pre-tax income in the fourth quarter despite a decline in new vehicle deliveries. Although risk management expense did increase in the fourth quarter of 2003 compared to a very favorable fourth quarter in 2002, there continue to be signs of progress related to the Company's risk management initiatives. The reduction in Allied's total risk management expense for calendar 2003 is the by-product of aggressive initiatives to improve performance in this area of the business. While the improvement in our risk management performance has been partially mitigated by higher insurance premiums and medical inflation related to worker injuries, risk management improvement will continue to be a key priority in 2004."

FULL YEAR RESULTS

Revenues for the year ended December 31, 2003 were $865.5 million versus $898.1 million in 2002, a decline of 3.6 percent. Adjusted EBITDA for calendar 2003 was $65.4 million, versus $76.6 million of Adjusted EBITDA reported last year.

Allied experienced a loss before income taxes and cumulative effect of change in accounting principle of $2.3 million in 2003, compared to a loss of $4.6 million in 2002. Allied experienced a net loss of $8.6 million in 2003, compared to a net loss of $7.5 million in 2002.

Results for calendar 2003 include a $6.8 million non-cash charge to provide an increase in the valuation allowance for deferred income taxes and a $2.0 million pre-tax gain in the third quarter from the settlement of litigation with Ryder System. Results for calendar 2002 include a $2.8 million pre-tax gain on the early extinguishment of the Company's subordinated notes and a $5.2 million pre-tax charge $(4.1 million after-tax) related to the impairment of goodwill at the Company's Axis Group subsidiary.

Total debt as of December 31, 2003 was $246.5 million versus total debt of $248.5 million at December 31, 2002, a reduction of $2.0 million. Also, the Company ended the year with no borrowings outstanding on its $90 million revolving credit facility. Capital expenditures were $18.6 million during calendar 2003, versus $21.8 million in calendar 2002.

The following are key events in 2003:

         - AAG entered into a new five-year agreement covering its employees represented by the Teamsters in the United States and a three-year agreement covering its employees represented by the Teamsters in Eastern Canada. Both agreements contained wage freezes for the first two years of the agreements.

         - The Company amended its senior secured credit facility to extend the maturity, increase liquidity, and adjust financial covenants, among other changes.

         -        AAG renewed it contracts with General Motors, Toyota and Honda

         -        Axis Group began handling GMAC remarketed vehicle traffic

Allied Holdings, Inc.
February 17, 2004



         - The Company settled all outstanding litigation with Ryder System for a $2.0 million pre-tax gain

         -        AAG earned ISO 9001 and Q9001:2000 certification


"In my letter to the shareholders in 2002 I suggested that 2003 would be a challenging transition year for the Company and that proved to be true. During 2003 the Company faced challenging external conditions including a 3 percent decline in North American vehicle production and a 38 percent increase in fuel prices during the first quarter that reduced pre-tax income by approximately $4 million. Further, the Company did report a net loss for the year. However, there have clearly been signs of progress in 2003 related to the fundamentals - the value drivers of the business," said Hugh Sawyer. "I believe we managed our business better during this year of transition. Our aspiration is to ultimately position the Company to create value for shareholders and customers. I am particularly pleased to report the signs of progress in Allied's damage-free delivery percentage which increased to 99.70 percent in 2003 compared to 99.56 percent in calendar 2002. Progress in this area of our business has a direct, favorable impact on our customers."

Sawyer added, "Although Allied is still a turnaround I am cautiously optimistic that we are entering the later stages of that process. Despite difficult external conditions the Company did achieve a number of important milestones during the period including new Teamster Agreements, key customer contract renewals and the successful amendment of our debt facility. Moreover, we were able to narrow our pre-tax loss as we attempted to position the Company as the clear and compelling choice for new and pre-owned vehicle distribution."

2004 OUTLOOK

"Allied's turnaround will not be complete until the Company returns to sustained positive net income. We have established our goals for 2004 and our aim is to return Allied to positive net income and to continue reductions in our long-term debt," said Mr. Sawyer. During 2004 we expect to benefit from improving external conditions including higher North American new vehicle production, which is expected to increase 4 percent in 2004. Nevertheless, Allied is still a turnaround and it is imperative that we remain focused on improved execution and our internal initiatives related to driver productivity, reduced costs, risk management performance and organic growth in our subsidiaries. Capital expenditures during 2004 are expected to increase to between $25-35 million as we ramp-up our fleet remanufacturing program and take delivery of 50-100 new tractors that will be married with either new or remanufactured trailers."

ABOUT ALLIED HOLDINGS

Allied Holdings, Inc. is the parent company of several subsidiaries engaged in providing distribution and transportation services of new and used vehicles to the automotive industry. The services of Allied's subsidiaries span the finished vehicle distribution continuum, and include car-hauling, intramodal transport, inspection, accessorization, and dealer prep. Allied, through its subsidiaries, is the leading company in North America specializing in the delivery of new and used vehicles.

Allied Holdings, Inc.
February 17, 2004



Statements in this press release that are not strictly historical are "forward looking" statements. Such statements include, without limitations, any statements containing the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "seek," and similar expressions. Investors are cautioned that such statements, including statements regarding improvement of the Company's operating performance, the ability of the Company to execute key initiatives, including those related to risk management, the Company's ability to create value for shareholders and customers, expected increases in North American new vehicle production during 2004 and its effects on the Company, and the amount of net income and capital expenditures for 2004, are subject to certain risks and uncertainties that could cause actual results to differ materially. Without limitation, these risks and uncertainties include economic recessions or extended or more severe downturns in new vehicle production or sales, the highly competitive nature of the automotive distribution industry, the ability of the Company to comply with the terms of its current debt agreements, the ability of the Company to comply with the terms of its customer contracts, the ability of the Company to obtain financing in the future and the Company's highly leveraged financial position. Investors are urged to carefully review and consider the various disclosures made by the Company in this press release and in the Company's reports filed with the Securities and Exchange Commission.

NOTE: The information in this press release will be discussed by management today on a conference call that can be accessed at the following links: www.companyboardroom.com or www.alliedholdings.com beginning at 10:30 a.m. EST.

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES
                      2003 FOURTH QUARTER EARNINGS RELEASE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)



                                                       FOR THE THREE MONTHS ENDED
                                                             DECEMBER 31,
                                                     -----------------------------
                                                        2003                2002
                                                     ---------           ---------

Revenues                                             $ 224,704           $ 232,832

Income before Income Taxes                           $   3,502           $   2,785

Net income                                           $  (4,337)          $   2,095

Earnings per share:
    Basic                                            $   (0.51)          $    0.25
    Diluted                                          $   (0.51)          $    0.24

Weighted average common shares outstanding:
    Basic                                                8,533               8,360
    Diluted                                              8,533               8,646



                                                      FOR THE TWELVE MONTHS ENDED
                                                             DECEMBER 31,
                                                     -----------------------------
                                                        2003                2002
                                                     ---------           ---------
Revenues                                             $ 865,463           $ 898,060

Loss before Income Taxes and cumulative effect
  of change in accounting principle                  $  (2,338)          $  (4,563)

Loss before cumulative effect of change in
  accounting principle                               $  (8,604)          $  (3,434)

Net loss                                             $  (8,604)          $  (7,526)

Loss per share before cumulative effect of change
  in accounting principle:
    Basic                                            $   (1.02)          $   (0.41)
    Diluted                                          $   (1.02)          $   (0.41)

Loss per share:
    Basic                                            $   (1.02)          $   (0.91)
    Diluted                                          $   (1.02)          $   (0.91)

Weighted average common shares outstanding:
    Basic                                                8,475               8,301
    Diluted                                              8,475               8,301

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                  (UNAUDITED)


                                                                       DECEMBER 31,        DECEMBER 31,
                                                                           2003               2002
                                                                        ---------           ---------
                                     ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                             $  84,232           $  10,253
  Short-term investments                                                        0              60,732
  Receivables, net of allowance for doubtful accounts of
    $3,575 and $5,587 respectively                                         55,110              58,512
  Inventories                                                               4,983               5,071
  Deferred tax assets                                                      20,213              20,301
  Prepayments and other current assets                                     12,644              28,685
                                                                        ---------           ---------
      Total current assets                                                177,182             183,554
                                                                        ---------           ---------

PROPERTY AND EQUIPMENT, NET                                               155,573             176,663
                                                                        ---------           ---------

GOODWILL, NET                                                              90,203              85,241
                                                                        ---------           ---------

OTHER                                                                      32,777              20,525
                                                                        ---------           ---------
      Total assets                                                      $ 455,735           $ 465,983
                                                                        =========           =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current maturities of long-term debt                                  $  13,500           $  10,785
  Trade accounts payable                                                   34,272              36,585
  Accrued liabilities                                                      80,937              92,881
                                                                        ---------           ---------
        Total current liabilities                                         128,709             140,251
                                                                        ---------           ---------

LONG-TERM DEBT, LESS CURRENT MATURITIES                                   233,000             237,690
                                                                        ---------           ---------

POSTRETIREMENT BENEFITS OTHER THAN PENSIONS                                 5,302               7,467
                                                                        ---------           ---------

DEFERRED INCOME TAXES                                                      20,213               8,221
                                                                        ---------           ---------

OTHER LONG-TERM LIABILITIES                                                59,697              62,040
                                                                        ---------           ---------

STOCKHOLDERS' EQUITY:
  Preferred stock, no par value; 5,000 shares authorized, none
    outstanding                                                                --                  --
  Common stock, no par value; 20,000 shares authorized, 8,764 and 8,421 shares outstanding at December 31, 2003
    and December 31, 2002, respectively                                        --                  --
  Additional paid-in capital                                               47,511              46,801
  Treasury stock at cost, 139 shares at December 31, 2003
    and December 31, 2002                                                    (707)               (707)
  Accumulated deficit                                                     (35,024)            (26,420)
  Accumulated other comprehensive loss, net of tax                         (2,966)             (9,360)
                                                                        ---------           ---------
    Total stockholders' equity                                              8,814              10,314
                                                                        ---------           ---------
    Total liabilities and stockholders' equity                          $ 455,735           $ 465,983
                                                                        =========           =========

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                         FOR THE THREE MONTHS ENDED    FOR THE TWELVE MONTHS ENDED
                                                                DECEMBER 31,                  DECEMBER 31,
                                                          ------------------------      ------------------------
                                                            2003           2002           2003           2002
                                                          ---------      ---------      ---------      ---------
REVENUES                                                  $ 224,704      $ 232,832      $ 865,463      $ 898,060
                                                          ---------      ---------      ---------      ---------

OPERATING EXPENSES:
     Salaries, wages and fringe benefits                    121,094        119,692        469,540        483,545
     Operating supplies and expenses                         35,404         38,474        138,512        138,542
     Purchased transportation                                24,972         26,671         99,604         99,109
     Insurance and claims                                     9,074          9,156         38,168         43,500
     Operating taxes and licenses                             7,387          8,852         30,376         33,583
     Depreciation and amortization                           10,868         14,793         45,556         54,880
     Rents                                                    1,271          1,447          6,090          6,342
     Communications and utilities                             1,925          1,129          7,138          6,419
     Other operating expenses                                 2,496          2,777         10,671         10,384
     Loss (gain) on disposal of operating assets, net           713          1,095          1,325            748
                                                          ---------      ---------      ---------      ---------
               Total operating expenses                     215,204        224,086        846,980        877,052
                                                          ---------      ---------      ---------      ---------
               Operating  income (loss)                       9,500          8,746         18,483         21,008
                                                          ---------      ---------      ---------      ---------

OTHER INCOME (EXPENSE):
     Interest expense                                        (7,018)        (7,284)       (29,138)       (30,627)
     Investment income                                          237          1,373          3,172          2,463
     Gain on early extinguishment of debt                        --             --             --          2,750
     Foreign exchange gain, net                                 783            (49)         3,169            108
     Other, net                                                  --             (1)         1,976           (265)
                                                          ---------      ---------      ---------      ---------
                                                             (5,998)        (5,961)       (20,821)       (25,571)
                                                          ---------      ---------      ---------      ---------

INCOME (LOSS) BEFORE INCOME TAXES AND CUMULATIVE
    EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                  3,502          2,785         (2,338)        (4,563)

INCOME TAX BENEFIT (EXPENSE)                                 (7,839)          (690)        (6,266)         1,129
                                                          ---------      ---------      ---------      ---------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE
    IN ACCOUNTING PRINCIPLE                                  (4,337)         2,095         (8,604)        (3,434)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE,
     NET OF TAX                                                  --             --             --         (4,092)
                                                          ---------      ---------      ---------      ---------

NET INCOME (LOSS)                                         $  (4,337)     $   2,095      $  (8,604)     $  (7,526)
                                                          =========      =========      =========      =========

BASIC AND DILUTED EARNINGS (LOSS) PER COMMON SHARE:

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE
    IN ACCOUNTING PRINCIPLE:
      BASIC                                               $   (0.51)     $    0.25      $   (1.02)     $   (0.41)
      DILUTED                                             $   (0.31)     $    0.24      $   (1.02)     $   (0.41)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
    PRINCIPLE, NET OF TAX:
      BASIC                                                      --             --             --      $   (0.49)
      DILUTED                                                    --             --             --      $   (0.49)
                                                          ---------      ---------      ---------      ---------

NET INCOME (LOSS):
      BASIC                                               $   (0.51)     $    0.25      $   (1.02)     $   (0.91)
                                                          =========      =========      =========      =========
      DILUTED                                             $   (0.51)     $    0.24      $   (1.02)     $   (0.91)
                                                          =========      =========      =========      =========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
      BASIC                                                   8,533          8,360          8,475          8,301
                                                          =========      =========      =========      =========
      DILUTED                                                 8,533          8,646          8,475          8,301
                                                          =========      =========      =========      =========

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES
                      2003 FOURTH QUARTER EARNINGS RELEASE
                                 OPERATING DATA
                                   (UNAUDITED)


                                                          THREE MONTHS ENDED                     TWELVE MONTHS ENDED
                                                               DECEMBER 31,                           DECEMBER 31,
                                                    ---------------------------------       --------------------------------
                                                         2003                2002                2003               2002
                                                    -------------       -------------       -------------      -------------

AAG, INCLUDING ALLIED HOLDINGS

REVENUES                                            $ 217,003,000       $ 224,272,000       $ 836,835,000      $ 868,041,000

OPERATING INCOME                                    $   7,574,000       $   7,397,000       $  14,007,000      $  16,696,000

OPERATING RATIO                                             96.51%              96.70%              98.33%             98.08%

VEHICLES DELIVERED                                      2,264,581           2,418,933            8,867,249         9,460,917

LOADS DELIVERED                                           293,876             309,072            1,151,737         1,195,706

VEHICLES PER LOAD                                            7.71                7.83                7.70               7.91

REVENUE PER VEHICLE                                 $       95.82       $       92.72       $       94.37      $       91.75

PERCENT DAMAGE FREE DELIVERY                                 99.7%               99.6%               99.7%              99.6%

NUMBER OF
  AVERAGE ACTIVE RIGS                                       3,711               3,815               3,685              3,792
  AVERAGE EMPLOYEES
    DRIVERS                                                 4,069               4,283               4,041              4,184
    OTHERS                                                  1,934               2,104               1,972              2,248

AXIS GROUP:

REVENUES                                            $   7,701,000       $   8,560,000       $  28,628,000      $  30,019,000

OPERATING INCOME                                    $   1,926,000       $   1,349,000       $   4,476,000      $   4,312,000


CERTAIN AMOUNTS IN THE INFORMATION PRESENTED ABOVE HAVE BEEN RECLASSIFIED TO CONFORM TO THE CURRENT YEAR PRESENTATION.

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES
                      2003 FOURTH QUARTER EARNINGS RELEASE
                         NON-GAAP FINANCIAL INFORMATION
                                   (UNAUDITED)


                                                                        THREE MONTHS ENDED                 TWELVE MONTHS ENDED
                                                                           DECEMBER 31,                        DECEMBER 31,
                                                                   -----------------------------     -----------------------------
                                                                        2003             2002             2003             2002
                                                                   ------------     ------------     ------------     ------------

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA:

NET INCOME (LOSS)                                                  $ (4,337,000)    $  2,095,000     $  8,604,000     $ (7,526,000)

INCOME TAX EXPENSE (BENEFIT)                                          7,839,000          690,000        6,266,000       (1,129,000)

INTEREST EXPENSE                                                      7,018,000        7,284,000       29,138,000       30,627,000

INVESTMENT INCOME                                                      (237,000)      (1,373,000)      (3,172,000)      (2,463,000)

GAIN ON EARLY EXTINGUISHMENT OF DEBT                                         --               --               --       (2,750,000)

FOREIGN EXCHANGE (GAINS) LOSSES, NET                                   (783,000)          49,000       (3,169,000)        (108,000)

OTHER, NET                                                                   --            1,000       (1,976,000)         265,000

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE, NET OF TAX              --               --               --        4,092,000

LOSS ON DISPOSAL OF OPERATING ASSETS                                    713,000        1,095,000        1,325,000          748,000

DEPRECIATION AND AMORTIZATION                                        10,868,000       14,793,000       45,556,000       54,880,000

                                                                   ------------     ------------     ------------     ------------
ADJUSTED EBITDA                                                    $ 21,081,000     $ 24,634,000     $ 65,364,000     $ 76,636,000
                                                                   ============     ============     ============     ============


ADJUSTED EBITDA IS PRESENTED BECAUSE MANAGEMENT BELIEVES IT PROVIDES USEFUL INFORMATION TO INVESTORS REGARDING THE COMPANY'S ABILITY TO GENERATE CASH FLOWS THAT CAN BE USED TO SERVICE DEBT AND PROVIDE FOR CAPITAL EXPENDITURES. ADJUSTED EBITDA IS ALSO A COMPONENT OF CERTAIN FINANCIAL COVENANTS IN THE COMPANY'S DEBT AGREEMENTS. THE COMPANY'S NET INCOME IS THE CLOSEST MEASURE IN THE COMPANY'S FINANCIAL STATEMENTS PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP"), IN TERMS OF COMPARABILITY TO ADJUSTED EBITDA. AS SUCH, A RECONCILIATION OF ADJUSTED EBITDA TO THE NET INCOME FOR THE QUARTERS AND TWELEVE MONTHS ENDED DECEMBER 31, 2003 AND 2002 ARE PROVIDED BELOW. BECAUSE ADJUSTED EBITDA IS NOT A MEASURE DETERMINED IN ACCORDANCE WITH GAAP AND IS THUS SUSCEPTIBLE TO VARYING CALCULATIONS, ADJUSTED EBITDA AS PRESENTED MAY NOT BE COMPARABLE TO OTHER SIMILARLY TITLED MEASURES USED BY OTHER COMPANIES.